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                                                                   EXHIBIT 99.1

                                                                   News Release

                          [LOGO] UNITED BANKSHARES, INC.

For Immediate Release                   Contact: Steven E. Wilson (304) 424-8704
April 7, 2003

                       United Bankshares, Inc. To Acquire
                            Sequoia Bancshares, Inc.

     PARKERSBURG, WV --United Bankshares, Inc. (NASDAQ: UBSI) Chairman, Richard
M. Adams, announced the signing of a definitive merger agreement with Sequoia Bancshares, Inc. headquartered in Bethesda, Maryland. Under the agreement, United will acquire Sequoia Bancshares and its wholly owned banking subsidiary, SequoiaBank. Sequoia Bancshares, with $547 million in assets, has 12 full service offices located in northern Virginia, Washington, D.C., and Montgomery County, Maryland. Upon completion of the acquisition, it is anticipated that SequoiaBank will be merged with United's Virginia subsidiary, United Bank, increasing United's Virginia franchise to over $3 billion in assets. United Bank is the 3/rd/ largest Virginia headquartered commercial bank. United Bankshares' total consolidated assets will increase to $6.4 billion with fifty percent of its revenues coming from the northern Virginia, Washington, D.C. metro area.

     Under the terms of the agreement, based on a market price for United of $28.00, shareholders of Sequoia will be entitled to receive total consideration of $39.40 per share consisting of 1.05 shares of United Bankshares, Inc. common stock plus $10.00 in cash for each share of Sequoia common stock, or a combination thereof, subject to elections and allocation procedures. The transaction is estimated to have an aggregate consideration of approximately $109 million based on Sequoia's 2.46 million common shares outstanding and United's recent stock price. The announced price represents 18.8 times Sequoia's 2003 budgeted earnings, 3.8 times tangible book value and 21% of Sequoia's total assets.

     Richard Adams stated, "We are very excited about the Sequoia transaction. Sequoia has an excellent banking franchise. This acquisition will continue to strengthen our position in one of the best markets in the nation and further enhance our franchise value. United anticipates an accretive transaction based upon projected in-market cost savings excluding revenue enhancements."

     Sequoia Chairman and CEO, James Tardiff, added, "We are pleased to be joining with United Bankshares. United is a high performance banking company with a great track record of creating shareholder value." Mr. Tardiff and Sequoia President and Chief Operating Officer, J. Paul McNamara, will be joining the United Bankshares' Board of Directors, as well as the United Bank-Virginia Board.

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United Bankshares, Inc. Announces...
April 7, 2003
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     Consummation of the proposed merger is subject to certain conditions, among them, regulatory approval and approval by the shareholders of Sequoia. The transaction is expected to be consummated during the fourth quarter of 2003.

     Following completion of the proposed merger with Sequoia, United will have consolidated assets of over $6.4 billion with 97 full service offices in West Virginia, Virginia, Maryland, Ohio and Washington, D.C. The combined company would be among the top performing banking companies in the nation. 2002 represented the 29/th/ consecutive year of dividend increases to United Bankshares' shareholders.

     United Bankshares stock is traded on the NASDAQ (National Association of Securities Dealers Quotation System) National Market System under the quotation symbol "UBSI".

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the "Merger") between Sequoia Bancshares, Inc. ("Sequoia") and United Bankshares, Inc. ("United"), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) United's and Sequoia's plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as "expects" "anticipates," "intends," "plans," "believes," "seeks," "estimates," "targets," "projects," or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of United and Sequoia and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United and Sequoia. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.

     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of United and Sequoia may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the stockholders of Sequoia may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which United and Sequoia are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and

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United Bankshares, Inc. Announces...
April 7, 2003
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adverse changes to credit quality; (9) competition from other financial services companies in United's and Sequoia's markets could adversely affect operations;
(10) an economic slowdown could adversely affect credit quality and loan originations; and (11) the involvement of the United States and its allies in the war in southwest Asia could have unpredictable negative affects on United's and Sequoia's businesses and the economy. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sequoia's reports that are made available to the public from time to time and United's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov).

     United and Sequoia caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to United or Sequoia or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. United and Sequoia do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information About the Merger and Where to Find It

     Shareholders of Sequoia and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that United will file with the Securities and Exchange Commission in connection with the proposed merger because it will contain important information about United, Sequoia, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors will be able to obtain all documents filed with the SEC by United free of charge at the SEC's Internet site (http://www.sec.gov). In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101 telephone (304) 424-8800. Read the proxy statement/prospectus carefully before making a decision concerning the merger.

                        [LOGO] UNITED BANKSHARES, INC.
                    THE CHALLENGE TO BE THE BEST NEVER ENDS